Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-239649 and 333-251824 on Form S-3 and Registration Statement Nos. 333-232233, 333-237386, 333-238080, 333-253528, and 333-262998 on Form S-8 of our report dated February 23, 2023, relating to the consolidated financial statements of Personalis, Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Austin, Texas

February 23, 2023